UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 1, 2004
Date of report (date of earliest event reported)

SAFLINK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 108th Avenue NE, Suite 2100
Bellevue, Washington 98004
(Address of principal executive offices)(Zip code)

(425) 278-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

SAFLINK Corporation entered into an employment agreement with Jeffrey J. Affuso to serve as the president of its public sector division, effective November 1, 2004. The agreement provides for an initial annual salary of $200,000 and provides that Mr. Affuso’s employment with SAFLINK is “at will.” He will also be eligible to receive an annual bonus equal to fifty percent of his annual base salary, subject to the satisfactory completion of objectives determined between Mr. Affuso and SAFLINK’s chief executive officer. In addition, Mr. Affuso was granted an option to purchase 235,000 shares of SAFLINK’s common stock. The option has an exercise price of $2.40 per share, which represents the last sale price per share of SAFLINK’s common stock as reported on the Nasdaq SmallCap Market on October 29, 2004, the last trading day prior to the date of grant, and becomes exercisable in 36 equal monthly installments following the date of grant, subject to a nine-month probationary cliff.

In addition to the employment agreement described above, SAFLINK entered into a retention agreement with Mr. Affuso, effective November 1, 2004, in substantially the same form as previously entered into with its other executive officers. The retention agreement provides that if Mr. Affuso’s employment is terminated as a result of an involuntary termination (as defined in the retention agreement), then he shall be entitled to receive the compensation, accrued but unused vacation and benefits earned through the date of termination of employment, and severance payments equal to six months’ salary, payable in accordance with SAFLINK’s standard payroll practices. However, if Mr. Affuso’s employment is terminated as a result of an involuntary termination within two months prior to, upon or within twelve months following a change-of-control, then he will be entitled to receive the following: (a) the compensation, accrued but unused vacation and benefits earned through the date of termination; (b) severance payments equal to six months’ salary, payable in a lump sum within thirty days of the date of termination; (c) vesting of 100% of any unvested options as of the date of termination; (d) reimbursement of any COBRA premiums paid by Mr. Affuso for continued group health insurance coverage of him and his dependents for a period of up to twelve months after the date of termination; and (e) the laptop or other portable computer device used by Mr. Affuso, if any, as of the date of termination.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description
99.1	Press release, dated November 4, 2004, announcing the appointment of Jeffrey J. Affuso as president of SAFLINK’s pubic sector division

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFLINK Corporation

Dated: November 4, 2004	By:	/s/ Jon C. Engman
Name: Jon C. Engman
Title: Chief Financial Officer

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